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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Applera Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2003

applera corporation

Proxy Statement and Notice of
2003 Annual Meeting of Stockholders

Applied Biosystems | Celera Genomics

Internet Voting

        Most stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, broker, or other holder of record to see which options are available to you.

Electronic Access to Proxy Materials and Annual Report

        This Notice of Annual Meeting and Proxy Statement and the 2003 Annual Report are available on our web site at http://www.applera.com. If you are a stockholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote over the Internet or call our toll-free stockholder services number at 1-800-730-4001. If you hold your shares through a bank, broker, or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports and vote your shares over the Internet. Opting to receive your proxy materials online saves us the cost of producing and mailing these materials to your home or office and gives you an automatic link to the proxy voting site.

Householding of Annual Meeting Materials

        Some banks, brokers, and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2003 Annual Report may have been sent to multiple stockholders in your household. If you would like to obtain another copy of either document, please contact our Corporate Secretary at 301 Merritt 7, P.O. Box 5435, Norwalk, CT 06856-5435, telephone (203) 840-2000. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Directions to the Meeting

The meeting will be held at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk,
Connecticut, approximately one-half mile north of Exit 40B (northbound or southbound)
on the Merritt Parkway (Connecticut Route 15). Signs in the lobby will direct you to the meeting.

301 Merritt 7
P.O. Box 5435
Norwalk, CT 06856-5435

September 5, 2003

Notice of Annual Meeting
of Stockholders

        The 2003 Annual Meeting of Stockholders of Applera Corporation will be held at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk, Connecticut, on Thursday, October 16, 2003, at 9:30 a.m. The meeting will be held for the following purposes:

    1.
    To elect ten directors;

    2.
    To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 30, 2004; and

    3.
    To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only holders of record of shares of Applera Corporation-Applied Biosystems Group Common Stock and Applera Corporation-Celera Genomics Group Common Stock at the close of business on August 27, 2003, will be entitled to vote at the meeting.

By Order of the Board of Directors,
Thomas P. Livingston Secretary

Your vote is important!

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote in person at the meeting even if you send in your proxy or vote over the Internet or by telephone.

301 Merritt 7
P.O. Box 5435
Norwalk, CT 06856-5435

September 5, 2003

Proxy Statement

General Information

        We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Applera Corporation for use at our 2003 Annual Meeting of Stockholders. Throughout this proxy statement, we refer to Applera Corporation as the "Company," "we," "us," or "our." This proxy statement and the accompanying proxy card are being mailed starting on or about September 10, 2003.

        The Annual Meeting.    The annual meeting will be held on Thursday, October 16, 2003, at 9:30 a.m. at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk, Connecticut. At this meeting, stockholders will be asked to elect ten directors and ratify the selection of independent accountants.

        Record Date; Stockholders Entitled to Vote.    We have two classes of voting stock: our Applied Biosystems Group Common Stock, which we refer to as "Applera-Applied Biosystems stock," and our Celera Genomics Group Common Stock, which we refer to as "Applera-Celera stock." We refer to the two classes collectively as "Applera common stock." Only holders of record of Applera common stock at the close of business on August 27, 2003, the record date for the meeting, are entitled to receive these proxy materials and vote their shares at the meeting.

        As of the record date, there were 208,130,179 shares of Applera-Applied Biosystems stock and 72,408,653 shares of Applera-Celera stock outstanding and entitled to vote at the meeting.

        Voting Rights.    At the meeting, each outstanding share of Applera-Applied Biosystems stock will be entitled to one vote, and each outstanding share of Applera-Celera stock will be entitled to 0.475 vote. The voting rights of the Applera-Celera stock were determined based on recent market values of each class of Applera common stock in accordance with a formula set forth in our Restated Certificate of Incorporation. Holders of Applera-Applied Biosystems stock and Applera-Celera stock will vote together as a single class at the meeting.

        Quorum.    The presence at the meeting, either in person or by proxy, of a majority of the total votes entitled to be cast by the outstanding shares of Applera common stock is necessary to constitute a quorum to transact business at the meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, we expect that the meeting would be adjourned or postponed to give us more time to solicit additional proxies.

        Vote Required.    A plurality of the votes cast at the meeting is required for the election of directors. That is, the nominees receiving the greatest number of votes will be elected. Accordingly, abstentions will not affect the outcome of the election of directors.

        The favorable vote of a majority of the votes present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of independent accountants. Abstentions will be counted for purposes of determining the number of shares present on this proposal but will not be counted as votes "for" the proposal. Therefore, abstentions will have the same effect as votes against this proposal.

        Procedures for Voting.    Stockholders of record (that is, stockholders who hold shares of Applera common stock in their own names in our stock records maintained by our transfer agent, Equiserve Trust Company, N.A.) have the choice of voting by Internet, by telephone, or by completing and returning the accompanying proxy card. The shares represented by a properly signed proxy card or voted over the Internet or by telephone will be voted at the meeting as specified by the stockholder. If a proxy card is properly signed and returned but no specific choices are made, the shares represented by the proxy card will be voted in favor of the election of all of the nominees for director and the ratification of the selection of independent accountants.

        "Street name" stockholders (that is, stockholders who hold shares of Applera common stock through a bank, broker, or other nominee) who want to vote at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on that form. The rules of the New York Stock Exchange permit a broker or other nominee to vote on the election of directors and the ratification of the selection of independent accountants even if the broker or other nominee does not receive voting instructions from the stockholder.

        Revocation of Proxies.    A stockholder of record may revoke a proxy, including a vote over the Internet or by telephone, at any time before it is voted at the meeting by:

  •
  submitting a properly completed proxy with a later date;

  •
  voting by telephone or over the Internet at a later time;

  •
  filing with the Secretary of the Company a written revocation of proxy; or

  •
  voting in person at the meeting.

Attendance at the meeting will not by itself constitute revocation of a proxy.

        Costs of Proxy Solicitation.    We will bear the costs of soliciting proxies for the meeting. In addition to solicitation by mail, proxies may be solicited on our behalf by our directors, officers, or employees in person or by telephone, facsimile, or other electronic means. We have hired Morrow & Co., Inc., New York, New York, to assist in the distribution and solicitation of proxies for a fee of $7,500, plus expenses.

        We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries holding shares of Applera common stock in their names or those of their nominees for expenses they incur in sending proxy materials to the beneficial owners of Applera common stock and obtaining their proxies.

Governance of the Company

Board of Directors

        Our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman, officers, and other employees, by reviewing materials relating to the Company, and by participating in meetings of the Board and its committees.

        During fiscal 2003, there were seven Board meetings and 22 committee meetings. Average attendance at these meetings was more than 95%, and each director attended at least 75% of the meetings of the Board and of the committees on which he or she served.

Board Committees

        The Board has established standing committees to assist it in carrying out its responsibilities. The current membership of each of these committees is provided below:

Name	Audit/ Finance	Executive	Management Resources	Nominating/ Corporate Governance	Technology Advisory
Richard H. Ayers	C	☒
Jean-Luc Bélingard			☒	C	☒
Robert H. Hayes	☒	☒			☒
Arnold J. Levine			☒	☒	C
Theodore E. Martin	C
Carolyn W. Slayman		☒	☒	C	C
Orin R. Smith			C	☒
James R. Tobin	☒
Tony L. White		C

C = Chair/Co-Chair

        Audit/Finance Committee.    The Audit/Finance Committee oversees accounting, finance, and internal control matters. The committee is responsible for the appointment, compensation, and oversight of the work of the independent accountants for the purpose of preparing or issuing an audit report or related work. In addition, the committee, among other things: reviews and approves the scope and plan of audit and non-audit services to be performed by the independent accountants; reviews with management and independent accountants our annual and quarterly consolidated financial statements; reviews internal accounting and auditing procedures; reviews and approves the scope and plan of audit services to be performed by our internal audit department; reviews our financial policies and strategies; and reviews policies and practices designed to assure compliance with legal and ethical standards. The Audit/Finance Committee met ten times during fiscal 2003. A report of the committee for fiscal 2003 is provided on page 4.

        Executive Committee.    The Executive Committee has the authority during the intervals between meetings of the Board to exercise the powers of the Board (except for some powers reserved solely for the Board) in situations, generally arising from unforeseen events, necessitating Board action before a meeting can be convened. The Executive Committee did not meet during fiscal 2003.

        Management Resources Committee.    The Management Resources Committee is comprised of non-employee directors. The committee reviews and approves all forms of remuneration for senior management and administers our stock plans. It also reviews management development and succession programs. The Management Resources Committee met six times during fiscal 2003. The Committee's report on executive compensation starts on page 10.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee: recommends nominees to fill vacancies on the Board; reviews the functioning and effectiveness of the Board, its committees, and its individual members; and recommends the compensation of non-employee directors and membership assignments for committees of the Board. The Nominating/Corporate Governance Committee met four times during fiscal 2003.

        The committee will consider recommendations by stockholders of candidates to be nominated as directors of the Company. All recommendations must be in writing and addressed to the Secretary of the Company and satisfy applicable requirements under our By-laws.

        Technology Advisory Committee.    The Technology Advisory Committee advises the Board and management concerning issues related to the development and implementation of our technological assets, including strategies for developing and expanding these assets and assisting management in assessing third party technology opportunities. The Technology Advisory Committee met two times during fiscal 2003.

Report of the Audit/Finance Committee

        The Audit/Finance Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The committee operates under a written charter adopted by the Board. The committee is comprised of four non-employee directors, all of whom are "independent" as defined by the rules of the New York Stock Exchange as in effect on the date of this report. In addition, the Board has determined that at least one member of the committee meets the New York Stock Exchange requirement of having accounting or related financial management expertise.

        In performing its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2003, with management and PricewaterhouseCoopers LLP ("PwC"), the Company's independent accountants. Management has the primary responsibility for the financial statements and the reporting process. PwC is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

        The committee also discussed with PwC their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with PwC their independence from the Company and its management. The committee considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining the independence of PwC and concluded that the independence of PwC is not compromised by the provision of such services.

        Based on the reviews and discussions referred to above, the committee recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements of the Company in its Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the Securities and Exchange Commission.

        The committee has also appointed PwC to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2004, subject to stockholder ratification of that appointment.

Audit/Finance Committee
Richard H. Ayers, Co-Chair Theodore E. Martin, Co-Chair Robert H. Hayes James R. Tobin
August 21, 2003

Compensation of Directors

        Annual Retainer.    Each non-employee director currently receives an annual retainer of $40,000. No additional amounts are paid for participation on committees.

        Each non-employee director is required to apply at least 50% of his or her annual retainer to the purchase of Applera-Applied Biosystems stock and Applera-Celera stock. Purchases of stock are made quarterly, and the number of shares of each class of stock purchased is based on the ratio of the number of shares of each class outstanding on the purchase date. The purchase price is the fair market value of a share of the applicable class of stock on the purchase date.

        Stock Options.    Each non-employee director currently receives a grant of stock options to purchase 8,000 shares of Applera-Applied Biosystems stock and 2,000 shares of Applera-Celera stock upon his or her election or reelection to the Board. The exercise price of these options is the fair market value of a share of the applicable class of stock on the date of grant. These options are exercisable in four equal annual installments and have a term of ten years.

        Restricted Stock.    Each non-employee director currently receives a restricted stock award of up to 1,200 shares of Applera-Applied Biosystems stock and up to 300 shares of Applera-Celera stock upon his or her election or reelection to the Board. Directors elected other than at an annual meeting are granted a pro rata portion of these shares. The awards vest on the date immediately preceding the first annual meeting following the date of grant and will be forfeited, subject to certain exceptions, if the director ceases to serve as a member of the Board prior to that date. Prior to vesting, the director has the right to receive cash dividends and to vote but may not transfer or otherwise dispose of the shares.

        In addition to the share limits noted above, the aggregate dollar value of the restricted stock award to each non-employee director is subject to a dollar limit. This limit was $163,350 for fiscal 2003, and increases by 10% each subsequent fiscal year. The aggregate dollar value of an award is calculated by multiplying the number of shares included in the award by the fair market value of the applicable class of stock on the date of grant. To the extent that the aggregate dollar value of an award exceeds the dollar limit, the number of shares included in the award will be reduced based on the ratio of the number of shares of each class of stock outstanding on the date of grant. The dollar limit did not result in any reduction in the number of shares of restricted stock awarded to non-employee directors in fiscal 2003.

        Special Assignments.    Recognizing that there may be occasions where we are best served by non-employee directors spending additional time in their capacities as directors, the Board has determined that it may be appropriate to provide additional compensation for these services. Specifically, the Nominating/Corporate Governance Committee will determine and approve a per diem payment where a non-employee director is requested to spend materially more time than would ordinarily be expected. Payment for these services will not exceed reasonable and customary rates for the type of services performed. During fiscal 2003, the Nominating/Corporate Governance Committee approved an aggregate payment of $10,000 to Dr. Levine for technical advice and assistance in the areas of proteomics, genomics, and small molecule optimization.

        Deferrals.    Non-employee directors may elect to defer receipt of the cash or stock portion of their annual retainer and their restricted stock award. Stock is credited to a deferral account of a director in units, each unit representing one share of the applicable class of Applera-common stock. Directors can not vote the shares represented by these units. The stock portion of a director's deferral account is adjusted to take into account dividends paid on Applera common stock, and the cash portion of a director's deferral account is credited quarterly with interest at the prevailing prime rate of Citibank, N.A.

        Stock Ownership Policy.    In order to encourage non-employee directors to retain a financial investment in the Company, the Nominating/Corporate Governance Committee has established a requirement that each non-employee director retain a personal investment in Applera common stock or stock equivalents equal to four times the annual retainer. Stock equivalents that qualify under the policy include deferred shares, restricted stock subject to time-based vesting, and vested, in-the-money stock options. Non-employee directors have a period of four years from the date of initial election to achieve this ownership level. As of June 30, 2003, all of the non-employee directors had satisfied their individual investment goals.

        Miscellaneous.    As part of our overall program to promote charitable giving, the Board has established a Director's Charitable Award Program. Under the Program, following the death of a participating director, we will donate $1,000,000 to the educational or charitable organizations selected by the director and approved by us. In order to fund the donations, we have acquired joint life insurance contracts on the lives of participating directors. Each policy insures two directors with the death benefit payable on the death of the second director. Individual directors will derive no financial benefit from the Program since all insurance proceeds accrue solely to us.

        All directors are reimbursed for expenses incurred in attending Board and committee meetings. Non-employee directors are provided business travel accident insurance when traveling on behalf of the Company and personal excess liability insurance. Directors are also eligible to participate in our matching gifts program on the same basis as our employees.

        Employee directors receive no additional compensation for service on the Board or its committees.

6

Ownership of Company Stock

Greater than 5% Beneficial Owners

        The table below provides information about the only persons known by us to beneficially own more than 5% of the outstanding shares of either class of Applera common stock as of August 22, 2003.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Applera-Applied Biosystems Stock	Percent of Class	Amount and Nature of Beneficial Ownership of Applera-Celera Stock	Percent of Class
Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	31,132,690[1]	14.9
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	30,101,300[2]	14.4
Primecap Management Company 225 South Lake Avenue, Suite 400 Pasadena, CA 91101	14,845,220[3]	7.1
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	14,408,964[4]	6.9
Wellington Management Company, LLP 75 State Street Boston, MA 02109			10,008,656[5]	13.8
FMR Corp. 82 Devonshire Street Boston, MA 02109			7,306,416[6]	10.1

1
Based on an amendment to a Schedule 13G dated February 10, 2003, filed with the Securities and Exchange Commission (the "SEC"), Capital Group International, Inc., together with certain affiliates, has sole voting power with respect to 26,475,470 shares and sole dispositive power with respect to 31,132,690 shares. Capital Group International disclaims beneficial ownership of all such shares.

2
Based on a Form 13F for the quarter ended June 30, 2003, filed with the SEC, Capital Research and Management Company has shared investment discretion (as defined) and no voting authority with respect to these shares.

3
Based on an amendment to a Schedule 13G dated June 30, 2003, filed with the SEC, Primecap Management Company has sole voting power with respect to 3,061,970 shares and sole dispositive power with respect to 14,845,220 shares.

4
Based on a Schedule 13G dated February 12, 2003, filed with the SEC, AXA Financial, Inc., together with certain affiliates, has sole voting power with respect to 8,755,096 shares, shared voting power with respect to 5,243,310 shares, sole dispositive power with respect to 14,405,854 shares, and shared dispositive power with respect to 3,110 shares. According to the Schedule 13G, a majority of the shares reported are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment adviser, which is a majority-owned subsidiary of AXA Financial, Inc.

5
Based on a Form 13F for the quarter ended June 30, 2003, filed with the SEC, Wellington Management Company, LLP, has sole investment discretion with respect to 8,385,195 shares, shared investment discretion (as defined) with respect to 1,623,461 shares, sole voting authority with respect to 5,915,880 shares, shared voting authority with respect to 1,490,017 shares, and no voting authority with respect to 2,602,759 shares.

Based on an amendment to a Schedule 13G dated February 14, 2003, filed with the SEC, FMR Corp. has sole voting power with respect to 31,568 shares and sole dispositive power with respect to 7,306,416 shares.

Directors and Executive Officers

        The table below shows the number of shares of each class of Applera common stock beneficially owned as of August 22, 2003, by (1) each director and nominee for director, (2) each of the persons named in the Summary Compensation Table below under "Executive Compensation," and (3) all directors and executive officers of the Company as a group. None of these persons, other than Mr. White, beneficially owned more than one percent of the outstanding shares of either class of Applera common stock. Mr. White beneficially owned approximately 1.4% of the outstanding shares of Applera-Applied Biosystems stock and 1.5% of the outstanding shares of Applera-Celera stock. All directors and executive officers as a group beneficially owned approximately 3.7% of the outstanding shares of Applera-Applied Biosystems stock and approximately 4.6% of the outstanding shares of Applera-Celera stock. Except as otherwise noted, voting and investment power is exercised solely by the beneficial owner or is shared by the owner with his or her spouse.

	Title of Class	Number of Shares Beneficially Owned[1,2]	Number of Deferred Shares Beneficially Owned[3]	Total
Non-employee Directors/Nominee
Richard H. Ayers	Applera-Applied Biosystems stock	50,792	13,889	64,681
	Applera-Celera stock	54,339	3,386	57,725
Jean-Luc Bélingard	Applera-Applied Biosystems stock	52,490	0	52,490
	Applera-Celera stock	54,635	0	54,635
Robert H. Hayes	Applera-Applied Biosystems stock	36,500	19,829	56,329
	Applera-Celera stock	50,481	5,032	55,513
Arnold J. Levine	Applera-Applied Biosystems stock	23,700	10,527	34,227
	Applera-Celera stock	57,621	2,882	60,503
William H. Longfield	Applera-Applied Biosystems stock	3,000	0	3,000
	Applera-Celera stock	1,000	0	1,000
Theodore E. Martin	Applera-Applied Biosystems stock	22,500	9,936	32,436
	Applera-Celera stock	46,981	2,738	49,719
Carolyn W. Slayman	Applera-Applied Biosystems stock	44,447	7,232	51,679
	Applera-Celera stock	52,593	1,805	54,398
Orin R. Smith	Applera-Applied Biosystems stock	36,800	17,119	53,919
	Applera-Celera stock	49,481	4,489	53,970
James R. Tobin	Applera-Applied Biosystems stock	22,500	9,121	31,621
	Applera-Celera stock	46,981	2,539	49,520
	Title of Class	Number of Shares Beneficially Owned[4,5]
Named Executive Officers
Tony L. White	Applera-Applied Biosystems stock	3,013,899
	Applera-Celera stock	1,077,512
Michael W. Hunkapiller	Applera-Applied Biosystems stock	1,551,054	[6]
	Applera-Celera stock	669,141
Kathy P. Ordoñez	Applera-Applied Biosystems stock	83,750
	Applera-Celera stock	91,400
Dennis L. Winger	Applera-Applied Biosystems stock	980,520
	Applera-Celera stock	389,605
William B. Sawch	Applera-Applied Biosystems stock	850,065
	Applera-Celera stock	356,309
All directors and executive officers as a group (23 persons)[7]	Applera-Applied Biosystems stock	7,753,274	[6]
	Applera-Celera stock	3,337,066

(Footnotes on following page)

(Footnotes for preceding page)

1
Includes the following number of presently exercisable stock options and stock options that will become exercisable within 60 days:

	Applera-Applied Biosystems Stock	Applera-Celera Stock
Richard H. Ayers	34,500	49,981
Jean-Luc Bélingard	34,500	49,981
Robert H. Hayes	30,500	48,981
Arnold J. Levine	22,500	57,321
William H. Longfield	0	0
Theodore E. Martin	22,500	46,981
Carolyn W. Slayman	34,500	49,981
Orin R. Smith	32,800	49,481
James R. Tobin	22,500	46,981

        No voting or investment power exists with respect to these shares prior to exercise of the stock options.

2
Includes for each of Mr. Ayers and Mr. Bélingard 1,200 restricted shares of Applera-Applied Biosystems stock and 300 restricted shares of Applera-Celera stock, as to which the holder has sole voting but no investment power prior to the lapse of restrictions.

3
Consists of units representing full shares of stock deferred by non-employee directors (see "Compensation of Directors" above). No voting power exists with respect to any deferred share units.

4
Includes the following number of presently exercisable stock options and stock options that will become exercisable within 60 days:

	Applera-Applied Biosystems Stock	Applera-Celera Stock
Tony L. White	2,350,843	892,287
Michael W. Hunkapiller	1,139,386	533,902
Kathy P. Ordoñez	83,750	51,400
Dennis L. Winger	893,823	364,050
William B. Sawch	772,505	339,455

        No voting or investment power exists with respect to these shares prior to exercise of the stock options.

5
Includes 208,494 restricted shares of Applera-Applied Biosystems stock and 69,498 restricted shares of Applera-Celera stock held by Mr. White, 30,000 restricted shares of Applera-Celera stock held by Ms. Ordoñez, and 34,752 restricted shares of Applera-Applied Biosystems stock and 11,586 restricted shares of Applera-Celera stock held by Mr. Winger. Prior to vesting, Messrs. White and Winger and Ms. Ordoñez have the right to receive dividends, if any, on and to vote the restricted shares, but they may not sell or otherwise dispose of these shares.

6
Includes 650 shares held by Dr. Hunkapiller's son.

7
Includes 6,459,431 shares of Applera-Applied Biosystems stock and 2,917,131 shares of Applera-Celera stock which all directors and executive officers as a group have the right to acquire through the exercise of stock options that are presently exercisable or will become exercisable within 60 days. No voting or investment power exists with respect to these shares prior to exercise of the stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

        We are required to identify any officer, director, or beneficial owner of more than 10% of either class of Applera common stock who failed to timely file with the SEC and the New York Stock Exchange a required report relating to beneficial ownership of stock under Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of information provided to us, all persons subject to these reporting requirements filed the required reports on a timely basis for fiscal 2003.

Executive Compensation

Report of the Management Resources Committee

        The Management Resources Committee (the "MRC") of the Board of Directors is comprised of non-employee directors. The MRC assures that objectives for corporate and individual performance are established and measured. More specifically, the MRC reviews and approves all elements of remuneration for senior management, including the Chief Executive Officer (the "CEO"). The MRC also approves equity awards and annual incentive compensation targets for employees.

Overview and Philosophy.

        The Company's general compensation guiding principles are:

  •
  Alignment of rewards with business results and differentiation based on individual performance;

  •
  Competitiveness within appropriate industries;

  •
  Competitive advantage in attracting and retaining talent; and

  •
  Ownership and shared responsibility.

        The overall objectives of the Company's executive compensation plans are to:

  •
  Attract and retain the highest quality talent to lead the Company;

  •
  Reward key executives based on business performance; and

  •
  Provide incentives designed to maximize stockholder value.

        The components of the compensation package for the majority of the Company's employees, including its executive officers, are:

  •
  Base salary;

  •
  Annual incentive compensation provided through a cash bonus based on Company and individual performance; and

  •
  Long-term incentive compensation provided through (1) a broad-based stock option plan, and (2) a performance unit bonus plan and restricted stock plan for selected executives.

        The MRC's goal is to provide a competitive compensation package to senior management. Competitiveness is determined based on professionally compiled studies of the Company's peer group and other comparable companies. The MRC particularly focuses on competitive compensation practices for companies engaged in biotechnology, instrument development and manufacturing, and life sciences.

Base Salary.

        Each year, the MRC is provided a study of compensation trends and practices in order to determine the competitiveness of the pay structure for its senior managers. Within the broad comparative group of companies surveyed, the MRC has identified a group of companies which compete in similar markets and which approximate the size of the Company in terms of employees and revenue. These companies include five of the companies contained in the industry index selected by the Company for purposes of the performance graph set forth under that heading below.

Annual Incentive Compensation.

        Most employees not compensated on a commission basis participate in the Company's Incentive Compensation Program. The MRC uses specific performance objectives for each business unit as a basis on which to measure the performance of the Company's employees, including its executive officers, under this program.

        For the Applied Biosystems group, the MRC uses EBIT (earnings before interest and taxes), revenue, and cash flow. These financial measures are well recognized throughout the investment community, and the MRC believes that achieving financial goals based upon these measures should help maximize stockholder return.

        For the Celera Genomics group and Celera Diagnostics, a joint venture between the Applied Biosystems and Celera Genomics groups, the MRC considers the achievement of specific business and financial milestones set for each business unit.

        For corporate employees, including Mr. White and certain other executive officers, the MRC uses a combination of the performance results for the Applied Biosystems group and the Celera Genomics group.

        The MRC uses survey information from comparable companies in reviewing and approving annual incentive plan participation and targets for each executive officer. In determining annual incentive compensation awards for each executive officer, the MRC also considers other business actions taken during the fiscal year that contribute to the strategic growth and competitiveness of the Company. Additionally, Mr. White, based on his review of the performance of each executive officer (other than himself) throughout the year, may propose modifications to reflect each officer's personal performance. These modifications may result in an incentive compensation recommendation between 0 and 150% of target for a particular executive officer. The MRC is responsible for final approval of all incentive compensation awards for executive officers.

Restricted Stock.

        From time to time, the MRC grants restricted stock awards to selected members of senior management in connection with their employment with the Company or key strategic initiatives at the Company or one of its business units. These awards are intended to further align management and stockholder interests.

Performance Units.

        During fiscal 2003, the MRC granted awards under the Company's Performance Unit Bonus Plan to members of senior management of the Applied Biosystems group and certain executive officers, including Mr. White. These awards, which are intended to convey the value targeted by a traditional restricted stock program, consisted of two series of performance units and corresponding stock options. The first series of performance units provides for vesting in two parts, half vesting upon a share of Applera-Applied Biosystems stock attaining and maintaining an average price target of $18.54 or more for a period of 90 days and the other half vesting when the average price target of $22.29 is similarly attained and maintained. The second series of performance units also provides for vesting in two parts, based upon a share of Applera-Applied Biosystems stock similarly attaining and maintaining price targets of $26.79 and $32.04. The performance units will be forfeited to the extent not vested by March 24, 2013. Upon vesting, the holder of the performance units becomes entitled to a pre-tax cash payment of $15.54 for each vested unit. This grant is subject to a maximum aggregate quarterly payout to all participants of $750,000 under this grant and under an August 2001 grant of performance units. The stock options corresponding to the first series of performance units vest three years from the date of grant, and the stock options corresponding to the second series of performance units vest on the earlier of (1) five years from the date of grant, or (2) two years after the stock price targets applicable to the second grant of performance units have been attained.

Stock Options.

        The MRC currently believes that in order to achieve the Company's long-term growth objectives and to align employee and stockholder interests, it is in the Company's best interest to grant stock options to both management and non-management employees. The number of stock options granted to each employee depends on the employee's level in the Company and the potential impact of his or her position on the overall success of the Company.

        The MRC approves the number of options granted to each participant in the stock incentive plans during each fiscal year. Employees may be granted options for Applera-Applied Biosystems stock or Applera-Celera Genomics stock or both stocks. Certain officers and employees who have responsibilities involving both the Applied Biosystems group and the Celera Genomics group will be granted awards in both stocks in a manner that reflects their job responsibilities. The MRC believes that granting participants awards tied to the performance of the group in which the participants work and, in certain cases, the other group, is in the best interest of the Company and its stockholders.

        The exercise price of each option granted is generally the fair market value of a share of the applicable class of stock on the date of grant. Stock options granted in fiscal year 2003 generally vest in equal installments over a period of four years. The MRC believes that the four-year vesting period serves to promote the retention of key employees. In general, options granted under the Company's stock incentive plans are exercisable for a period of ten years from the date of grant.

Stock Ownership.

        In order to reinforce the linkage of an executive's financial gain with stockholder performance, the MRC has established a requirement that each executive officer of the Company retain an investment in Applera common stock or stock equivalents equaling between one and five times the individual's annual base salary (depending upon the individual's management level). Mr. White is required to retain a personal investment equal to five times his annual base salary. Executives are given a period of five years to achieve these levels. As of June 30, 2003, all of the Named Executive Officers, except Ms. Ordoñez, had satisfied their individual investment goals. Ms. Ordoñez joined the Company in December 2000.

        In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Applera common stock through a tax-qualified employee stock purchase plan, which is generally available to all domestic and certain foreign employees. This plan generally allows participants to buy both classes of Applera common stock with up to 10% of their salary (subject to certain limits).

        The MRC monitors on an annual basis the ownership of shares of Applera-Applied Biosystems stock and Applera-Celera Genomics stock by senior officers as well as their option holdings and other benefits so that their interests are not misaligned with the two classes of Applera common stock and with their duty to act in the best interests of the Company and its stockholders as a whole.

CEO Remuneration.

        Base Salary.    During fiscal, 2003, Mr. White's base annual salary was $1,000,000. Mr. White did not receive an increase in his base salary during fiscal 2003.

        Annual Incentive Compensation.    Mr. White's incentive compensation formula is based entirely on the achievement of the Company's business and financial goals. For fiscal 2003, Mr. White earned an incentive compensation award of $1,300,000. This award was based on the financial performance of the Company and Mr. White's leadership during fiscal 2003.

        Restricted Stock.    Mr. White did not receive an award of restricted stock during fiscal 2003.

        Performance Units.    As part of the March 2003 grant of performance units described above, Mr. White was granted a total of 80,000 performance units and an equal number of options to purchase shares of Applied Biosystems stock at an exercise price of $15.54 per share.

        Stock Options.    Mr. White was granted options to purchase 255,000 shares of Applera-Applied Biosystems stock at an exercise price of $15.54 per share and 85,000 shares of Applera-Celera Genomics stock at an exercise price of $9.13 per share in March 2003 in connection with the Company's customary annual grant of options to employees.

Conclusion.

        The Company has designed its executive compensation plans, as described above, to link the compensation of senior management with the achievement of corporate and individual performance goals. These goals have been established at levels that the MRC believes necessary to achieve above average performance within the Company's industry.

        The MRC intends to continue its policy of linking executive compensation with corporate and group performance and stockholder returns to the extent possible through the measurement procedures described in this report. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of certain compensation in excess of one million dollars paid to a company's chief executive officer and the four other most highly compensated executives. While the Company generally seeks to maximize the deductibility of compensation paid to its executive officers, it will maintain flexibility to take actions that may be based on considerations other than tax deductibility.

Management Resources Committee
Orin R. Smith, Chair Jean-Luc Bélingard Arnold J. Levine Carolyn W. Slayman
August 21, 2003

Performance Graph

        The following graph compares the yearly change in our cumulative total stockholder return for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Biotechnology Group Index (the "DJ BTC"), a published industry index that includes Applera-Applied Biosystems stock and Applera-Celera stock.

        Cumulative total returns are calculated assuming that $100 was invested on the last trading day of fiscal 1998 in each of the Applera common stock, the S&P 500, and the DJ BTC, and that all dividends were reinvested. On May 6, 1999, each share of common stock of The Perkin-Elmer Corporation, our predecessor, was converted into one share of Applera-Applied Biosystems stock and one-half share of Applera-Celera stock. As a result, the graph reflects a composite return for the two classes of Applera common stock after that date.

Applera Corporation

Comparison of 5 Year Cumulative Returns

Summary Compensation Table

        The following table shows the compensation provided to our Chief Executive Officer and four other most highly paid executive officers (the "Named Executive Officers").

Long-Term Compensation
Annual Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)[1]	Restricted Stock Awards ($)[2]	Stock Options (#)[3]	LTIP Payouts ($)	All Other Compensation ($)[4]
Tony L. White Chairman, President and Chief Executive Officer	2003 2002 2001	1,000,000 984,615 889,227	1,300,000 1,150,000 646,834	102,977 192,044 170,014	0 0 24,094,125	420,000 420,000 337,500	0 0 0	282,308 155,692 28,285
Michael W. Hunkapiller Senior Vice President and President, Applied Biosystems Group	2003 2002 2001	560,504 529,307 484,069	517,104 462,977 258,851	2,457 2,125 1,794	0 0 0	175,000 175,000 135,000	0 0 0	141,958 78,805 14,873
Kathy P. Ordoñez[5] Senior Vice President and President, Celera Genomics Group and Celera Diagnostics	2003 2002 2001	468,077 374,424 196,548	451,250 420,325 167,712	757 0 0	0 774,800 0	135,000 213,000 218,500	0 0 0	25,978 16,185 11,916
Dennis L. Winger Senior Vice President and Chief Financial Officer	2003 2002 2001	483,058 463,846 427,459	407,959 341,996 201,550	9,002 2,125 1,794	0 0 4,015,688	153,000 153,000 112,500	0 0 0	145,880 95,114 20,043
William B. Sawch Senior Vice President and General Counsel	2003 2002 2001	423,057 405,231 376,739	359,489 298,337 177,645	2,313 2,125 1,794	0 0 0	153,000 153,000 112,500	0 0 0	143,868 81,725 18,328

1
Amount shown for fiscal 2003 for Mr. White includes: (a) the incremental cost to the Company of providing various reportable perquisites and personal benefits, including the personal use of Company aircraft of $39,878 and a car allowance of $20,000; (b) dividend equivalents paid in cash on performance units; and (c) amounts reimbursed during fiscal 2003 for the payment of taxes. Amounts shown for fiscal 2003 for the other officers represent dividend equivalents paid in cash on performance units and amounts reimbursed for the payment of taxes.

2
As of June 30, 2003, Mr. White held 48,000 restricted shares of Applera-Applied Biosystems stock and 12,000 restricted shares of Applera-Celera stock having an aggregate value of $1,037,280, Mr. Winger held 12,000 restricted shares of Applera-Applied Biosystems stock and 3,000 restricted shares of Applera-Celera stock having an aggregate value of $259,320, and Ms. Ordoñez held 30,000 restricted shares of Applera-Celera stock having an aggregate value of $309,600. As of that date, none of the other Named Executive Officers held any shares of our restricted stock. Prior to vesting, Messrs. White and Winger and Ms. Ordoñez have the right to receive dividends, if any, on and to vote, the restricted shares, but they may not sell or otherwise dispose of these shares.

3
A breakdown of the options set forth in the table, by class, is as follows:

		Applera-Applied Biosystems Stock	Applera-Celera Stock
Mr. White	2003 2002 2001	335,000 335,000 270,000	85,000 85,000 67,500
Dr. Hunkapiller	2003 2002 2001	141,000 141,000 108,000	34,000 34,000 27,000
Ms. Ordoñez	2003 2002 2001	40,000 85,000 167,200	95,000 128,000 51,300
Mr. Winger	2003 2002 2001	125,000 125,000 90,000	28,000 28,000 22,500
Mr. Sawch	2003 2002 2001	125,000 125,000 90,000	28,000 28,000 22,500

4
The amounts shown for fiscal 2003 include: (a) payment of a portion of the cash value of vested performance units under our Performance Unit Bonus Plan for Mr. White, Dr. Hunkapiller, Ms. Ordoñez, Mr. Winger, and Mr. Sawch of $250,000, $125,000, $0, $125,000, and $125,000, respectively; (b) contributions under our Employee Savings Plan for Mr. White, Dr. Hunkapiller, Ms. Ordoñez, Mr. Winger, and Mr. Sawch of $12,000, $9,025, $16,000, $12,000, and $12,000, respectively; and (c) amounts accrued under the savings plan component of our Excess Benefit Plan for Mr. White, Dr. Hunkapiller, Ms. Ordoñez, Mr. Winger, and Mr. Sawch of $20,308, $7,210, $9,978, $8,880, and $6,868, respectively. The fiscal 2003 amount for Dr. Hunkapiller also includes an inventor award of $723.

5
Ms. Ordoñez became an employee of the Company on December 1, 2000.

Option Grant Tables

        The table below provides information about options to purchase shares of Applera-Applied Biosystems stock granted to the Named Executive Officers during fiscal year 2003.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
Number of Securities Underlying Options Granted (#)[1]
Percent of Total Options Granted to Employees In Fiscal Year 2003
Name				Exercise Price ($/Sh)	Expiration Date
						5%($)	10%($)
Tony L. White	255,000 40,000 40,000	[3] [4]	2.83 0.44 0.44	15.54 15.54 15.54	3/24/13 3/24/13 3/24/13	2,492,121 390,921 390,921	6,315,523 990,670 990,670
Michael W. Hunkapiller	101,000 20,000 20,000	[3] [4]	1.12 0.22 0.22	15.54 15.54 15.54	3/24/13 3/24/13 3/24/13	987,075 195,460 195,460	2,501,443 495,335 495,335
Kathy P. Ordoñez	40,000		0.44	15.54	3/24/13	390,921	990,670
Dennis L. Winger	85,000 20,000 20,000	[3] [4]	0.94 0.22 0.22	15.54 15.54 15.54	3/24/13 3/24/13 3/24/13	830,707 195,460 195,460	2,105,174 495,335 495,335
William B. Sawch	85,000 20,000 20,000	[3] [4]	0.94 0.22 0.22	15.54 15.54 15.54	3/24/13 3/24/13 3/24/13	830,707 195,460 195,460	2,105,174 495,335 495,335

All Stockholders[5]						$2.5 billion	$6.3 billion

1
Stock options were granted with an exercise price equal to the fair market value of a share of Applera-Applied Biosystems stock on the date of grant and, except as described below, are exercisable in four equal annual installments commencing on the first anniversary of the date of grant.

2
The values shown assume that the price of a share of Applera-Applied Biosystems stock will appreciate at the annual rates shown. These rates are arbitrarily assumed rates established by the SEC and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend on the actual performance of the Applera-Applied Biosystems stock.

3
Options will vest on March 24, 2006, and were granted in conjunction with a grant of an equal number of performance units under our Performance Unit Bonus Plan. The performance units provide for vesting upon Applera-Applied Biosystems stock attaining and maintaining average price targets of $18.54 and $22.29 or more per share for a period of 90 days. Performance units are payable over a minimum of eight quarters, subject to continued employment and an aggregate annual program expense cap, in cash equal to $15.54 for each performance unit. Once the value of performance units granted in fiscal 2002 has been paid, holders of these performance units will receive dividend equivalents at the same time as, and in an amount per unit equal to, dividends paid on each share of Applera-Applied Biosystems Stock. The performance units will be forfeited to the extent not vested by March 24, 2013. Holders of performance units do not have any voting rights with respect to such performance units or the right to sell or otherwise dispose of these units.

4
Options will vest on earlier of (a) March 24, 2008, or (b) two years after the stock price targets referred to below have been attained. The options were granted in conjunction with a grant of an equal number of performance units under our Performance Unit Bonus Plan. The performance units provide for vesting upon Applera-Applied Biosystems stock attaining and maintaining average price targets of $26.79 and $32.04 or more per share for a period of 90 days. Performance units are payable in cash equal to $15.54 for each performance unit. The performance units were otherwise granted on the same terms as those described in footnote 3 above, except that no dividend equivalents will be paid on these units until the value of the performance units described in footnote 3 has been paid.

5
These amounts represent the increase in the aggregate market value of the Applera-Applied Biosystems stock outstanding as of June 30, 2003, assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.

        The table below provides information about options to purchase shares of Applera-Celera stock granted to the Named Executive Officers during fiscal year 2003.

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
	Number of Securities Underlying Options Granted (#)[1]
		Percent of Total Options Granted to Employees In Fiscal Year 2003
Name			Exercise Price ($/Sh)	Expiration Date
					5%($)	10%($)
Tony L. White	85,000	3.96	9.13	3/24/13	488,054	1,236,824
Michael W. Hunkapiller	34,000	1.58	9.13	3/24/13	195,221	494,730
Kathy P. Ordoñez	95,000	4.43	9.13	3/24/13	545,472	1,382,333
Dennis L. Winger	28,000	1.31	9.13	3/24/13	160,771	407,424
William B. Sawch	28,000	1.31	9.13	3/24/13	160,771	407,424

All Stockholders[3]					$477 million	$1.2 billion

1
Stock options were granted with an exercise price equal to the fair market value of a share of Applera-Celera stock on the date of grant and are exercisable in four equal annual installments commencing on the first anniversary of the date of grant.

2
The values shown assume that the price of a share of Applera-Celera stock will appreciate at the annual rates shown. These rates are arbitrarily assumed rates established by the SEC and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend on the actual performance of the Applera-Celera stock.

3
These amounts represent the increase in the aggregate market value of the Applera-Celera stock outstanding as of June 30, 2003, assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.

Option Exercises and Year-End Value Tables

        The table below provides information about options for Applera-Applied Biosystems stock exercised by the Named Executive Officers during fiscal year 2003 and the value of unexercised options for Applera-Applied Biosystems stock held by those executive officers on June 30, 2003.

				Number of Securities Underlying Unexercised Options at June 30, 2003 (#)		Value of Unexercised In-the-Money Options at June 30, 2003 ($)[1]
Name	Shares Acquired on Exercise (#)		Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Tony L. White	0		0	2,350,843	816,250	3,766,237	1,107,175
Michael W. Hunkapiller	18,800	[2]	172,415	1,139,386	340,750	2,908,250	466,005
Kathy P. Ordoñez	0		0	83,750	208,450	0	132,200
Dennis L. Winger	0		0	893,823	298,750	890,225	413,125
William B. Sawch	14,000	[2]	140,364	772,505	298,750	1,102,019	413,125

1
The fair market value of a share of Applera-Applied Biosystems stock on June 30, 2003, was $18.845.

2
Options exercised were scheduled to expire in April 2003.

        The table below provides information about options for Applera-Celera stock exercised by the Named Executive Officers during fiscal year 2003 and the value of unexercised options for Applera-Celera stock held by those executive officers on June 30, 2003.

				Number of Securities Underlying Unexercised Options at June 30, 2003 (#)		Value of Unexercised In-the-Money Options at June 30, 2003 ($)[1]
Name	Shares Acquired on Exercise (#)		Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Tony L. White	0		0	892,287	201,250	1,699,231	116,025
Michael W. Hunkapiller	4,700	[2]	30,062	533,902	80,500	1,316,275	46,410
Kathy P. Ordoñez	0		0	51,400	222,900	0	129,675
Dennis L. Winger	0		0	364,050	66,500	753,687	38,220
William B. Sawch	3,500	[2]	17,557	339,455	66,500	716,869	38,220

1
The fair market value of a share of Applera-Celera stock on June 30, 2003, was $10.495.

2
Options exercised were scheduled to expire in April 2003.

Retirement Benefits

        We maintain a qualified defined benefit Employee Pension Plan covering all of our domestic employees hired prior to July 1, 1999, including the Named Executive Officers other than Ms. Ordoñez, and a non-qualified Excess Benefit Plan, which provides benefits that would otherwise be denied participants by reason of certain limitations of the Internal Revenue Code on qualified plan benefits. The Employee Pension Plan and the Excess Benefit Plan provide annual benefits at normal retirement age (65) based on a participant's highest final average base salary (measured over 36 consecutive months from October 1, 1995) and service from October 1, 1995 and a participant's highest final average incentive compensation awards (measured over 36 consecutive months from July 1, 1995) and service from July 1, 1995. We also have a frozen non-qualified Supplemental Retirement Plan, which provides benefits based on service and awards to July 1, 1995.

        Benefits for service prior to October 1, 1995, under the Employee Pension Plan and the pension plan component of the Excess Benefit Plan were based on a career average benefit formula providing 1.4% of base earnings during the period of participation, plus 0.5% of base earnings above a specified wage base called "covered compensation" (defined by the Internal Revenue Service as a function of year of birth). After August 1, 1989, plan accruals for service over 35 years were calculated at a rate of 1.7% of base earnings. A variable annuity option was available to each participant for benefit accruals prior to October 1, 1995. The benefit under the Supplemental Retirement Plan for service prior to July 1, 1995, was based on a career average formula providing 1.5% of the sum of all payments made to a participant during his or her participation in our incentive compensation program.

        The Employee Pension Plan and the pension plan component of the Excess Benefit Plan were amended in June 1999 to exclude employees hired on or after July 1, 1999, and to cease benefit accruals after June 30, 2004.

        The following table shows the estimated total annual benefit from all the plans payable to a covered participant at normal retirement age, for service between October 1, 1995, and June 30, 2004.

Pension Plan Table

	Years of Service Between October 1, 1995 and June 30, 2004
Average Annual Remuneration	5	6	7	8	8.75
$400,000	$33,660	$40,392	$47,124	$53,856	$58,905
600,000	50,780	60,936	71,092	81,248	88,865
800,000	67,380	80,856	94,332	107,808	117,915
1,000,000	83,500	100,200	116,900	133,600	146,125
1,200,000	100,500	120,600	140,700	160,800	175,875
1,400,000	117,500	141,000	164,500	188,000	205,625
1,600,000	134,500	161,400	188,300	215,200	235,375
1,800,000	151,500	181,800	212,100	242,400	265,125
2,000,000	168,500	202,200	235,900	269,600	294,875
2,200,000	185,500	222,600	259,700	296,800	324,625
2,400,000	202,500	243,000	283,500	324,000	354,375
2,600,000	219,500	263,400	307,300	351,200	384,125
2,800,000	236,500	283,800	331,100	378,400	413,875
3,000,000	253,500	304,200	354,900	405,600	443,625

        The benefit amounts shown in the Pension Plan Table are computed on a straight life annuity basis, payable at age 65, and assume covered compensation for social security purposes of $60,000 in all cases. As of June 30, 2003, Mr. White, Dr. Hunkapiller, and Mr. Sawch each had 7.75 years of credited service from October 1, 1995, for pension purposes, and Mr. Winger had 5.75 years of credited service for pension purposes. Ms. Ordoñez is not a participant in the Employee Pension Plan. The base salary and incentive compensation for each such person are as shown in the salary and bonus columns of the Summary Compensation Table above under "Executive Compensation."

        Estimated annual benefits accrued prior to October 1, 1995, and payable upon retirement at age 65 under the Employee Pension Plan, the Supplemental Retirement Plan, and the pension plan component of the Excess Benefit Plan to Mr. White, Dr. Hunkapiller, and Mr. Sawch are $267, $21,616, and $21,451, respectively, assuming continued service for benefit eligibility and based on the current variable unit value, as applicable. Mr. Winger and Ms. Ordoñez do not have benefit accruals prior to October 1, 1995.

        Under the terms of his employment agreement, Mr. White is entitled to receive a supplemental retirement benefit equal to the annual benefit he would have received if he were credited with 26 years of service (in addition to his benefit for actual service) under the Employee Pension Plan and non-qualified plans (the Excess Benefit Plan and the Supplemental Retirement Plan), reduced by the annual benefit he will receive from the Employee Pension Plan and non-qualified plans based on his actual service and further reduced by $111,528.

        Mr. Winger's employment agreement was amended effective August 21, 2003, to provide that if he continues to be employed by the Company until November 24, 2007, or if we terminate his employment prior to that date without cause, he will be entitled to receive a supplemental retirement benefit equal to the annual benefit he would have received if he were credited with 10 years of service (in addition to his benefit for actual service) under the Employee Pension Plan and Excess Benefit Plan.

        The Employee Pension Plan preserves and protects the benefits of any active participant in the plan whose employment is terminated within three years following a change in control of the Company. In the event of such a termination, the rights, expectancies, and the benefits of such participants (as in effect on the date of the change in control) may not be diminished through amendment or termination of the Employee Pension Plan after the change in control. In addition, in the event the Employee

Pension Plan is terminated within three years following a change in control, any funds remaining after the satisfaction of all liabilities under the plan will be allocated among participants in accordance with applicable United States Department of Labor regulations.

Employment Contracts, Termination of Employment, Change-in-Control, and Other Agreements

        We entered into a three-year employment agreement with Mr. White dated September 12, 1995, which was later amended, that provides for his employment as our Chairman, President and Chief Executive Officer. The agreement is automatically extended for consecutive one-year periods unless either party gives at least 180 days notice of its intent not to renew. Neither we nor Mr. White have given this notice. Under the terms of the agreement, Mr. White receives a base annual salary, currently set at $1,000,000, subject to annual review and a target incentive payment, currently set at 130% of his base annual salary. In the event we terminate Mr. White's employment without cause or if he terminates his employment for good reason (as defined in the agreement), we will pay him three times his base salary and target bonus, the fair market value of 36,000 shares of Applera-Applied Biosystems stock and 18,000 shares of Applera-Celera stock, a pro rated incentive payment, and provide other benefits specified in his agreement. Mr. White is also entitled to a supplemental retirement benefit under the terms of his employment agreement. See "Retirement Benefits" above for a description of this benefit.

        We entered into an agreement with Mr. Winger dated June 24, 1997, which was later amended, that provides for his employment as our Senior Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Winger receives a base annual salary, currently set at $530,000, subject to annual review and a target incentive payment, currently set at 85% of his base annual salary. He is also eligible to receive an annual restricted stock award which vests based on performance criteria related to the Company's cash flow. In the event we terminate Mr. Winger's employment without cause, we will pay him two times his base salary and provide continuation of health benefits. Mr. Winger's employment agreement was amended effective August 21, 2003, to provide him with a supplemental retirement benefit under some circumstances. See "Retirement Benefits" above for a description of this benefit.

        We have entered into change of control agreements with each of the Named Executive Officers and various other key employees. Under these agreements, these persons become entitled to termination payments and benefits if, following a change in control, they terminate their employment for good reason, as defined in the agreements, or their employment is terminated without cause, as defined in the agreements. The termination payments are three times base salary and incentive compensation, in the case of each of the Named Executive Officers, and between one and three times for others. The termination benefits include full vesting of all restricted stock and stock options and other benefits specified in the agreements.

        We have entered into deferred compensation contracts with Dr. Hunkapiller and Mr. Sawch which, subject to some conditions, provide for annual payments of $25,000 to be made for a maximum of ten years, commencing on retirement from the Company. The annual payments would also commence in the event of termination of employment for good reason, as defined in the agreements, or without cause following a change in control of the Company. The annual payments may be reduced or forfeited if the recipient elects one of several optional forms of payment based on actuarial determinations, terminates employment prior to normal retirement age, or competes with the Company.

        From time to time we have provided loans to our employees, including our officers, in connection with their hiring or the relocation of their principal residence at our request. We no longer make loans to our officers. However, Ugo D. DeBlasi, our Vice President and Controller, received two interest-free loans in connection with his relocation at our request in August 1999. The first of these loans, in the principal amount of $100,000, is forgivable in five equal annual installments provided Mr. DeBlasi continues to be an employee on the installment date, and the other, in the principal amount of $50,000, is payable on July 1, 2004. The loans become due if Mr. DeBlasi ceases to be an employee. The largest aggregate amount outstanding on these loans during fiscal 2003 was $110,000, and the aggregate amount outstanding on these loans at August 22, 2003, was $70,000.

        In addition, Vikram Jog, a Vice President, received three of these loans upon joining the Company in October 1999. The first of these loans, in the principal amount of $100,000, was repaid in July 2002. Interest on this loan was payable annually, in arrears, at the federal short term rate, if any, required by Section 7872 of the Internal Revenue Code, and the principal was due on September 30, 2004. The other two loans, each in the principal amount of $50,000, are interest-free and are forgivable in five equal annual installments provided Mr. Jog continues to be an employee on the installment date. If Mr. Jog voluntarily terminates his employment or is terminated for cause, the remaining balances of the two $50,000 loans will become due. The largest aggregate amount outstanding on these loans, including the repaid loan, during fiscal 2003 was $160,000. The aggregate amount outstanding on the two $50,000 loans at August 22, 2003, was $40,000.

        Mr. White's brother-in-law is employed as a district field service manager for the Applied Biosystems group and was paid a total of approximately $90,928 in fiscal 2003. Amounts paid to this employee were comparable to compensation paid to other employees performing similar job functions.

        In July 2002, we entered into a one year consulting agreement with Dr. Hunkapiller's brother under which he provided assistance to the Applied Biosystems group in the development of technology for the study of biological macromolecules. We paid him $61,600 for these services (plus reasonable travel expenses) in fiscal 2003. We renewed this agreement in July 2003. Under the terms of the new agreement, Dr. Hunkapiller's brother will be paid a fee of $1,400 per day (plus reasonable travel expenses) for a minimum of 48 days during fiscal 2004. We also paid $12,500 to Discovery Biosciences Corporation in fiscal 2003 for software development services for the Applied Biosystems group. Discovery Biosciences Corporation is a private corporation of which Dr. Hunkapiller's brother is president and chief scientific officer. We do not anticipate that Discovery Biosciences will provide services to the Company in fiscal 2004.

        Dr. Hunkapiller's daughter is employed as a senior scientist for the Applied Biosystems group and was paid a total of approximately $63,810 in fiscal 2003. Amounts paid to this employee were comparable to compensation paid to other employees performing similar job functions.

Proposal 1 — Election of Directors

        The Board of Directors has nominated the ten persons named below for election as directors of the Company at the meeting. Each nominee elected as a director will serve until his or her successor has been elected at the next annual meeting or until his or her earlier resignation, removal, or death.

        Each of the nominees has agreed to serve if elected. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by proxies will be voted for such other person as may be designated by the Board, unless the Board decides to leave the vacancy temporarily unfilled or to reduce the number of directors serving on the Board.

        All of the nominees, with the exception of Mr. Longfield, are currently serving as directors of the Company. The principal occupation and other information about each of the nominees as of August 22, 2003, is provided below.

  The Board recommends that you vote "FOR" each of the nominees listed below.

Richard H. Ayers 60 Years Old Became Director 1988	Mr. Ayers is the retired Chairman and Chief Executive Officer of The Stanley Works, a tool and hardware manufacturer. He was an advisor to the Chairman and Chief Executive Officer of Stanley from January 1997 to October 1997 after having served as Chairman and Chief Executive Officer of Stanley from May 1989 to December 1996. Mr. Ayers is a Trustee of MassMutual Institutional Funds and MML Series Investment Fund and a director of Instron Corporation.

Jean-Luc Bélingard 54 Years Old Became Director 1993
Mr. Bélingard is President and Chief Executive Officer of Ipsen Group, a diversified French health care holding company. He previously served as Chief Executive Officer of bioMérieux-Pierre Fabre Group, a diversified French health care holding company, from 1999 to 2001, and as Director General of the Diagnostics Division and a member of the Executive Committee of F. Hoffmann-La Roche Ltd., a healthcare company, from 1990 to 1998. Mr. Bélingard is also a director of Laboratory Corporation of America Holdings.

Robert H. Hayes 67 Years Old Became Director 1985
Dr. Hayes is the Philip Caldwell Professor of Business Administration, Emeritus, at the Harvard Business School. He has held various positions at Harvard since 1966. Dr. Hayes is also a director of Helix Technology, Inc.

Arnold J. Levine 64 Years Old Became Director 1999
Dr. Levine is a visiting professor at the Institute for Advanced Study. He previously served as President and Chief Executive Officer of Rockefeller University from 1998 to 2002 and was the Harry C. Weiss Professor of the Life Sciences and Chairman of the Molecular Biology Department at Princeton University from 1984 to 1998.

William H. Longfield 65 Years Old Nominee for Director
Mr. Longfield is the retired Chairman and Chief Executive Officer of C.R. Bard, Inc., a manufacturer of health care products. He joined C.R. Bard in 1989 as executive vice president, became President in 1991, and served as Chairman and Chief Executive Officer from 1995 until his retirement in August 2003. Mr. Longfield is also a director of C.R. Bard, Inc., Manor Care, Inc., West Pharmaceutical Services, Inc., and Horizon Health Corporation.

Theodore E. Martin 64 Years Old Became Director 1999
Mr. Martin is the retired President and Chief Executive Officer of Barnes Group Inc., a manufacturer of precision springs and custom metal components. He joined Barnes Group in 1990 as a group vice president and served as President and Chief Executive Officer from 1995 until his retirement in 1998. Mr. Martin is also a director of Ingersoll-Rand Company and Unisys Corporation.

Carolyn W. Slayman 66 Years Old Became Director 1994
Dr. Slayman is the Sterling Professor of Genetics and Deputy Dean for Academic and Scientific Affairs at Yale University School of Medicine. She joined the Yale faculty in 1967. Dr. Slayman is a consultant to the National Institutes of Health, most recently having served as a member of the National Advisory General Medical Sciences Council, and a member of the Board of Overseers of Dartmouth Medical School.

Orin R. Smith 68 Years Old Became Director 1995
Mr. Smith is the retired Chairman and Chief Executive Officer of Engelhard Corporation, a provider of environmental technologies, specialty chemical products, and engineered materials. He served as Chairman and Chief Executive Officer of Engelhard from 1995 until his retirement in January 2001. He is also a director of Ingersoll-Rand Company and Vulcan Materials Company.

James R. Tobin 59 Years Old Became Director 1999
Mr. Tobin has served as President and Chief Executive Officer of Boston Scientific Corporation, a medical device manufacturer, since March 1999. Mr. Tobin previously served as President and Chief Executive Officer of Biogen, Inc., a biotechnology company, from 1997 to 1998 and President and Chief Operating Officer from 1994 to 1997. Prior to joining Biogen, he held various positions at Baxter International Inc., including President and Chief Operating Officer from 1992 to 1994. Mr. Tobin is also a director of Boston Scientific and Curis, Inc.

Tony L. White 57 Years Old Became Director 1995
Mr. White has served as our Chairman, President and Chief Executive Officer since September 1995. Prior to that date, he was Executive Vice President and a member of the Office of the Chief Executive of Baxter International Inc., a manufacturer of health care products and instruments. He also served as Group Vice President of Baxter from 1986 to 1992. Mr. White is also a director of AT&T Corp., C.R. Bard, Inc., and Ingersoll-Rand Company.

Proposal 2 — Ratification of the Selection of Independent Accountants

        The Audit/Finance Committee of the Board of Directors has selected PricewaterhouseCoopers LLP ("PwC"), independent accountants, to audit our books, records, and accounts for the fiscal year ending June 30, 2004. We are asking you to ratify this selection at the meeting.

        We believe PwC is well qualified for the job. PwC has audited our books annually since 1944 and has offices in or convenient to the localities in the United States and foreign countries where we operate. If the selection of PwC is not ratified, the selection of independent accountants will be reconsidered by the Audit/Finance Committee.

        The table below provides a summary of the fees billed by PwC for professional services performed during fiscal 2002 and 2003. Certain amounts for fiscal 2002 have been reclassified to conform to the fiscal 2003 presentation. These fees are described in more detail below.

	Fiscal 2002	Fiscal 2003
Audit Fees	$1,831,000	$1,822,300
Audit-Related Fees	343,700	294,100
Tax Fees	1,225,500	641,050
All Other Fees	0	0

Total	$3,400,200	$2,757,450

        Audit Fees consist of fees billed for the audit of our consolidated financial statements, reviews of our quarterly reports on Form 10-Q, and reviews of various SEC and other regulatory filings.

        Audit Related Fees consist of fees billed for the audit of our domestic benefit plans, acquisition-related services, and accounting consultations and reviews for various matters.

        Tax Fees consist of fees billed for domestic and foreign tax compliance and advisory services.

        A representative of PwC will attend the meeting to answer appropriate questions and to make a statement if he or she desires.

  The Board recommends that you vote "FOR" this proposal.

Other Business

        As of the date of this proxy statement, we do not know of any matter to be brought before the meeting other than those described in this proxy statement. If any other matters properly come before the meeting, the persons named as proxies on the accompanying proxy card will vote on these matters in accordance with their best judgment.

Stockholder Proposals

        Any stockholder who wishes to submit a proposal to be included in the proxy statement for our 2004 annual meeting must deliver the proposal to us no later than May 8, 2004. All proposals should be sent in writing to the Secretary of the Company, 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut, 06856-5435, and must include specified information about the proposal and stockholder required by the SEC.

        Our By-laws also provide that any stockholder who intends to present a nomination for a directorship or a proposal for action at any annual meeting of stockholders must give advance notice of that nomination or proposal together with certain specified information. These requirements are separate and apart from and in addition to the SEC requirements noted above that a stockholder must meet in order to have a proposal included in our proxy materials. In general, the advance notice must be given to the Secretary of the Company not less than 45 days or more than 75 days prior to the first anniversary of the date on which proxy materials for the preceding year's annual meeting were first mailed to stockholders. In the case of our 2004 annual meeting, this advance notice must be received no earlier than June 27, 2004, or later than July 27, 2004. We will have discretionary authority to vote on any stockholder proposals presented at our 2004 annual meeting that do not comply with these notice requirements. Additional information regarding the submission of stockholder proposals may be obtained by writing to the Secretary of the Company at the address provided above.

Additional Information

        If you have questions or need more information about the meeting, please write to the Secretary of the Company, 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut, 06856-5435, or call us at 203.840.2000.

By Order of the Board of Directors,

Thomas P. Livingston Secretary
Norwalk, Connecticut September 5, 2003

2003 Annual Meeting of Stockholders

October 16, 2003
9:30 a.m.

You May Vote by Telephone, by Internet, or by Mail
(see instructions on reverse side)

Your Vote Is Important

DETACH HERE	ZAPL72

PROXY
APPLERA CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on October 16, 2003

The undersigned stockholder(s) of Applera Corporation (the "Company") hereby appoints TONY L. WHITE, WILLIAM B. SAWCH, and THOMAS P. LIVINGSTON, and each of them, as proxy or proxies, with power of substitution to vote all shares of Applera Corporation—Applied Biosystems Group Common Stock and/or Applera Corporation—Celera Genomics Group Common Stock which the undersigned is entitled to vote (including shares, if any, held on behalf of the undersigned, and indicated on the reverse hereof, by EquiServe Trust Company, under the Company's dividend reinvestment plan and by Mellon Investor Services, L.L.C. under the Company's employee stock purchase plans) at the 2003 Annual Meeting of Stockholders and at any adjournment or adjournments thereof, as indicated on the reverse side hereof, and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement for such Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Applera Corporation
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Intermet and go to http://www.eproxyvote.com/abi	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8693)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE	ZAPL71
☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR all Proposals.

				FOR	AGAINST	ABSTAIN
1.	Election of Directors. Nominees: (01) Richard H. Ayers, (02) Jean-Luc Bélingard, (03) Robert H. Hayes, (04) Arnold J. Levine, (05) William H. Longfield, (06) Theodore E. Martin, (07) Carolyn W. Slayman, (08) Orin R. Smith, (09) James R. Tobin, and (10) Tony L. White	2.	Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 30, 2004.	☐	☐	☐
FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐
☐ For all nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
MARK HERE TO DISCONTINUE MAILING ANNUAL REPORT ON THIS ACCOUNT (FOR MULTIPLE ACCOUNTS ONLY)			☐
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN A REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.

Signature:	Date:	Signature:	Date:

QuickLinks

Directions to the Meeting
Your vote is important!
Governance of the Company
Ownership of Company Stock
Executive Compensation
Applera Corporation Comparison of 5 Year Cumulative Returns
Pension Plan Table
Proposal 1 — Election of Directors
Proposal 2 — Ratification of the Selection of Independent Accountants
Other Business
Stockholder Proposals
Additional Information
2003 Annual Meeting of Stockholders October 16, 2003 9:30 a.m. You May Vote by Telephone, by Internet, or by Mail (see instructions on reverse side)
Your Vote Is Important
Voter Control Number